MassRoots Significantly Grows Web Traffic Month Over Month, To Impact Q1 Revenues

Denver, CO (January 15, 2016): MassRoots, Inc. (OTCQB: MSRT), one of the largest and fastest growing technology platforms for the cannabis industry, is pleased to announce it has significantly increased its web traffic month over month, growing to 624,000 page views and 81,000 unique visitors from December 13, 2015 to January 12, 2016. Separately, MassRoots’ blog grew to 181,000 page views and 122,000 unique visitors over the same time period.

Graphic: MassRoots' Alexa Rating Overtime (Source: Alexa).

“The release of MassRoots’ web platform in late November opened up an entire new growth and revenue channel for the Company. We started indexing the public content from MassRoots on Google, introduced the first version of dispensary discovery, and are actively monetizing the platform through sponsored posts and featured user placement,” stated MassRoots CEO Isaac Dietrich. “We’re currently experiencing rapid user growth, increasing amounts of web traffic, and rising page and app screen views – we expect that all of these metrics could allow us to attract more advertisers and generate more revenue from existing ones. If we experience continued and consistent increases in these metrics, we anticipate that our monthly revenues will also continue to grow, especially when localized advertising features come online later this quarter.“

From December 10, 2015 to January 13, 2016, shares of MassRoots’ common stock sold in a private placement at $0.75 per share from June to July 2015 became eligible for resale under Rule 144. The only subsequent round of financing after the $0.75 private placement was a registered offering in November 2015 that was immediately eligible for resale.

About MassRoots

MassRoots is one of the largest and most active technology platforms for cannabis consumers, businesses and activists with over 725,000 users. It is proud to be affiliated with the leading organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by Fox Business, CNBC, Fortune, MarketWatch, Cannabist and the New York Times. For more information, please visit Corporate.MassRoots.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations, the success of events that we are attending, and other information, is based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information.

Forward-looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' advertising business, user base, web traffic, page views, app screen views and revenues. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, the success of our advertising initiatives, the continued growth and engagement of our user base, our ability to continue to attract advertisers who would like to advertise on the Company’s network, changes in government regulations and/or enforcement policies related to cannabis, and unforeseen technical or other problems or issues that could affect the performance of our products or our business. Further information on our risk factors is contained in our filings with the SEC, including the Amendment to our S-1 Registration Statement filed on October 29, 2015. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.

Contact:

Isaac Dietrich
Isaac@MassRoots.com

720.442.0052